EXHIBIT 10.2

Financing Agreement

Signed on the 2nd day of the month of April in year 2012

Between:                      Achidatex Nazareth Elite (1977) Ltd (Reg. No. 510752660) (hereinafter: “theCompany”)

                         on the one part;

And:                               Bank Hapoalim Ltd (hereinafter: “the bank” or “Bank Hapoalim”)

                         on the second part;

Whereas	the company signed on a purchase agreement, a complementary agreement and on a land sale agreement, as defined hereinafter;

And whereas
in relation to this it approached the bank and the First International Bank in Israel Ltd (hereinafter: “the international bank”) with a request that they would provide it with some of the credit required by it for the purpose of executing the purchase;

And whereas	the company approached the bank with a request to provide it with additional credit that it shall require for the purposes of the company’s operating capital;

And whereas	the bank is prepared to accede to the company’s request and to agree to provide it with credit and banking services all in the manner and conditions as detailed hereinafter;

Now therefore it is declared, stipulated and agreed between the parties as follows:

1.	Preface, appendix and interpretations

1.1.	The preface to this agreement and its appendix constitute an integral part of it and its conditions.

1.2.	The headings of the sections serve as points of reference only and they shall not be used for interpretation of this agreement.

1.3.	In any event in which the bank is permitted to execute any action whatsoever, pursuant to the provisions of this agreement, it is not obligated to execute it.

1.4.	In any event in which the company is entitled to execute any action whatsoever, it is not obligated to execute it.

1.5.	In this agreement the single also includes the plural, and vice versa; and the male gender also includes the female gender, and vice versa.

2.	Definitions

2.1.	In this agreement the following terms shall have the meanings stated alongside them:

2.1.1.
“Purchase agreement”:  An agreement dated 12.07.2011 signed between the company and Rabintex and Defense Industries International Inc, which has a controlling interest in the company, according to which the company wishes to purchase from Rabintex a share of its property, assets and rights, as detailed in the purchase agreement and the complementary agreement; and all subject, inter alia, to the approval of the bank and the approval of the international bank.

2.1.2.	“The complementary agreement”: An addition to the purchase agreement which was signed on 21.03.2012 between the company and Rabintex via the trustee.

2.1.3.	“The trustee”: CPA Chen Bardichev, the trustee in Rabintex’s stay of proceedings.

2.1.4.
“Sale of Land Agreement”:  An agreement dated 12.07.2011 signed between the company and Rabintex according to which the company wishes to purchase from Rabintex Rabintex’s rights to the land, as detailed in the land agreement and all subject, inter alia, to the approval of the bank and the approval of the international bank.

2.1.5.	“The land”: The land known as Bloc 22884, Lot 122 (formerly Lot 123 (partial)), Plot 1 (formerly Plots 1b and 1c) according to Rabintex’s contract with the Israel Land Administration dated 18.12.1995.

2.1.6.	“The Italian Project”: As defined in the purchase agreement;

2.1.7.	“Rabintex”: Rabintex Industries Ltd (520037011).

2.1.8.	“Prime”: The interest defined by the bank as its Prime interest and which is updated by the bank from time to time.

3.	The nature of the agreement

3.1.
The company declares that it wishes to purchase from Rabintex a share of its property, assets and rights pursuant to the purchase agreement, the complementary agreement and the land sale agreement, as detailed in these agreements apart from any matters relating to the Italian project, whereby the bank does not agree to its sale to the company (hereinafter accordingly: “the merchandise” and “the transaction”). It is clarified that the relationship of the company and Rabintex in all matters relating to the Italian project, which is attached in favour of the bank, were arranged within the framework of a separate agreement which was signed between the company and Rabintex, a copy of which is attached to this agreement as Appendix “3.1”.

3.2.
By signature on this agreement the company is requesting that the bank provide credit, for the purpose of execution of the transaction, as detailed in Section 4 hereinafter, and for the purpose of the company’s operating capital credit as detailed in Section 7 hereinafter.

4.	The financing

4.1.
Subject to the accuracy of the company’s declarations and presentations as detailed in this agreement, and subject to execution of that stated in Section 6 hereinafter, the bank gives its agreement to the company’s request and provides the company credit for Account No. 132233, Petach Tikva Business Branch (61) of the bank, conducted in the name of the company (hereinafter: “the company’s account”) for the purpose of financing the transaction as detailed hereinafter:

4.1.1.	A loan in new shekels on the conditions detailed hereinafter:

4.1.1.1.	The loan capital shall be a total of NIS 10,273,250.

4.1.1.2.	The loan will be provided for a term of 54 months.

4.1.1.3.	The loan capital will bear annual interest at a rate of Prime plus point one percent (1%).

4.1.1.4.	The loan capital will be paid by the company as follows:

4.1.1.4.1.
Starting from 4 months from the date of provision of the loan and until the end of 27 months from the date of provision of the loan, the loan capital will be paid by the company in 24 monthly, equal and sequential payments totalling NIS 120,700 each.

4.1.1.4.2.
Starting from the end of 28 months from the date of provision of the loan until the end of 53 months from the date of provision of the loan, the loan capital will be paid by the company in 25 additional, monthly, equal and sequential payments totalling NIS 238,709 each.

4.1.1.4.3.	From the end of 54 months from the date of provision of the loan, the balance of the loan capital will be paid by the company in one additional payment of NIS 283,725.

4.1.1.5.
The interest on the loan will be paid by the company in 50 monthly sequential payments, starting from the end of 4 months from the date of provision of the loan and this for the balance not defrayed of the loan capital, as it shall be at the time of payment.

4.1.1.6.	All the remainder of the conditions of the loan shall be as detailed in the letter of undertaking for repayment of the loan, in the wording attached to this agreement as Appendix 4.1.1.6.

(Hereinafter: “Loan A”)

4.1.2.	An additional loan in new shekels on the conditions detailed hereinafter:

4.1.2.1.	The loan capital shall be a total of NIS 4,439,100.

4.1.2.2.	The loan will be provided for a period of 9 months.

4.1.2.3.	The loan capital will bear an annual interest at a rate of Prime plus point one percent (1%).

4.1.2.4.	The loan capital and the interest on it will be paid by the company in one payment at the end of the term of the loan.

4.1.2.5.	The remainder of the terms of the loan shall be as detailed in the letter of undertaking for repayment of the loan, in the wording attached to this agreement as Appendix 4.1.2.5.

(Hereinafter: “Loan B”)

(Loan A and Loan B hereinafter jointly: “the financing”).

4.2.
Loan A and Loan B will be used solely and only for the purpose of financing the transaction. By signature on this agreement the company grants the bank an irrevocable instruction and authorization to charge the company account, immediately on provision of Loan A and Loan B to the company’s account, the capital of Loan A and the capital of Loan B and to credit those sums to Account No. 699431 in the Hadar Yosef Branch (610) of the bank conducted in the name of Rabintex (hereinafter: “the Rabintex account”).

4.3.
It is hereby clarified that the bank’s obligation to provide the company with credit, including the financing, is subject to there being no legal preclusion for doing so, including by virtue of the instructions of the Bank of Israel and/or by virtue of any other authorized authority. To avoid doubt, the bank declares that to the best of its knowledge at the time of signature on the agreement there is no legal preclusion to contracting in this agreement.

5.	The company’s declarations

5.1.	Without derogating and/or harming any other declaration and/or presentation and/or undertaking by the company in this agreement, the company declares to the bank as follows:

5.1.1.	That it is a company that has been lawfully incorporated and registered according to the laws of the State of Israel and that it is active and extant.

5.1.2.	That it has the legal powers, authorities and rights to contract in this agreement including its appendices and to comply with all its provisions and terms.

5.1.3.
That it has received all the agreements, authorizations, permits and approvals required pursuant to the incorporation documents and pursuant to any law and/or instruction by any authority whatsoever in relation to the drawing up of this agreement and its appendices and for the purpose of implementing its undertakings pursuant to it – and there is no need to receive any additional agreements and/or approvals whatsoever.

5.1.4.
That all its property, assets and rights which shall be attached in favour of the bank pursuant to that stated in Section 6.1.1 hereinafter, are free of any debt, lien, pledge, confiscation or any other third party right.

5.1.5.	That it is permitted to create all the securities as detailed in this agreement in favour of the bank.

5.1.6.
That the company is not aware of any pending claim, arbitration, litigation or administrative and/or legal proceeding whatsoever which are anticipated against it in relation to the transaction and/or other claims apart from that detailed in Appendix 5.1.6.

5.1.7.	That it is not aware of any legal preclusion for execution of the transaction according to law.

5.1.8.
That its financial reports, as they shall be at any time and from time to time, are prepared and shall be prepared by it pursuant to the rules of accounting imposed on the company and as required by law.

5.1.9.
That all the undertakings according to, in the framework of and/or in relation to this agreement and its appendices are lawful, arbitrary, valid, binding and enforceable by the company, according to its terms and its appendices.

5.1.10.
That no event and/or circumstances have occurred that constitute or shall constitute an event that enables the bank to provide the financing and/or the additional financing, inasmuch as it shall be provided, for immediate repayment.

5.1.11.
That the bank shall not be obligated pursuant to any agreements whatsoever that have been signed and/or shall be signed between it and a third party, including Rabintex and that the terms of this agreement reflect that agreed between it and the bank only. No attachment of rights pursuant to this agreement between it and any third party whatsoever in favour of the bank shall be considered to be an agreement by the bank to subjugation to these agreements.

5.2.
Further to that stated in Section 5.1 above and without derogating and/or harming any other declaration and/or presentation and/or undertaking by the company in this agreement, the company declares to the bank that it has opened the company account in its name in the bank and that opening of the account was carried out lawfully and pursuant to the documents of incorporation of the company and the decisions of the authorized entities of the company.

6.	Undertakings to be executed prior to provision of the financing

6.1.
Without derogating from the generality of the aforementioned in Section 4.3, and further to that stated therein, the company undertakes that prior to provision of the financing and as a condition of its provision, the following conditions shall be met:

6.1.1.
The company will create in favour of the bank, on the date of signature on this agreement, all the following first degree liens and this to guarantee all the obligations and undertakings of the company to the bank:

6.1.1.1.
An unlimited first degree floating loan on all the property, assets and rights of any type whatsoever and without exception, that the company holds at present and shall have in the future at any time whatsoever in any shape or form; an unlimited fixed first degree lien on the company’s share capital which has still not been demanded and/or shall be demanded and has still not been redeemed, on the reputation and also on the rights of the company to exempt and/or ease and/or a reduce tax, according to any law and an unlimited fixed first degree lien on all the securities, documents and bills which the bank holds (hereinafter: “the floating lien in favour of the bank”).

6.1.1.2.	An unlimited fixed lien on all the company’s rights pursuant to the land sale agreement.

6.1.1.3.	An unlimited fixed lien on all the company’s rights in the equipment detailed in the list attached to this agreement as Appendix “6.1.1.3”.

(Hereinafter jointly: “the liens in favour of the bank”); and

6.1.2.
Rabintex will attach in favour of the bank all Rabintex’s rights in the land by a fixed unlimited first degree lien and this to guarantee all the obligations and undertakings of the company to the bank. The returns from realization of this lien, inasmuch as it shall be realized, shall be used firstly for repayment of the balance of Loan B and then the balance of the returns from realization of the lien shall be used for repayment of the rest of the obligations and undertakings of the company to the bank. This lien shall be cancelled subject to the repayment of Loan B in full and on time. To avoid doubt it is clarified that the lien on Rabintex’s rights to the land shall not be deleted but rather amended thus that it will guarantee the obligations and the undertakings of the company to the bank (hereinafter: “attachment of Rabintex’s rights to the land”).When the transfer of Rabintex’s rights to the land shall be transferred to Achidatex, the lien on Rabintex’s rights to the land shall be cancelled, and the bank undertakes to agree to the cancellation, subject to the registration of a fixed unlimited first degree lien for all the company rights in the land and this to guarantee all the obligations and undertakings of the company to the bank (hereinafter: “attachment of Achidatex’s rights to the land”). The returns for realization of Achidatex’s rights to the land, inasmuch as they shall be realized, shall firstly be used for repayment of the balance of Loan B and then the balance of the returns from the realization of the lien pursuant to attachment of Achidatex’s rights to the land shall be used for repayment of the balance of the obligations and undertakings of the company to the bank.

6.1.3.
A limited bank guarantee for the sum of Loan B from Mr Uri Nisanim who is an (indirect) holder of a controlling interest in the company will be presented to the bank, and this to guarantee all the obligations and undertakings of the bank to the bank in relation to Loan B only in the wording attached to this agreement as Appendix “6.1.3”; and -

6.1.4.
A continuous unlimited bank guarantee from Export-Erez Ltd (510943921) and Mayotex Ltd (511461360) for full guarantee of the obligations and undertakings of the company to the bank in the wording attached to this agreement as Appendix “6.1.4.”; and -

6.1.5.
Confirmation by the court for the transaction and confirmation from the international bank for the transaction for creation of liens in favour of the bank shall be attached as appendices to this agreement.

6.2.
It is clarified that subject to the receipt of the unconditional consent of the international bank for creation of the liens in favour of the bank, the bank agrees that the company shall be able to create identical liens to those in favour of the bank also in favour of the international bank which shall be pari passu to the liens in favour of the bank.

7.	The additional financing

7.1.
Further to the above-mentioned in Section 4, subject to the accuracy of the company’s declarations and presentations as detailed in this agreement, and subject to execution of that stated in Sections 6 and 8 hereinafter, the bank gives its consent to the company’s request to provide the company, in the company’s account, a credit line for the purpose of financing the operating capital of the company as detailed hereinafter:

7.1.1.	The credit line shall be for an inclusive sum which shall be no higher than the lesser of the two following sums:

7.1.1.1.	60% of the sum of the credit from the additional bank (as this term is defined in Section 8.1.2 hereinafter); or -
7.1.1.2.	NIS 3,000,000 (three million new shekels).

7.1.2.	The credit line will be provided by the bank for a period of one year from the date of signature on this agreement.

7.1.3.
The credit line will be provided to the company as a CLA in the company’s account and/or short term loans for no longer than one year and/or by means of issuing bank guarantees, all as shall be determined between the company and the bank, and subject to that stated in Section 7.1.4 hereinafter.

7.1.4.
Notwithstanding that stated in Section 7.1.3 above, it is agreed that utilization of the credit line for the purpose of issuing a new bank guarantee by the bank shall obligate the bank’s agreement, in advance and in writing, and the issue of any new bank guarantee as aforementioned, shall be subject to the sole discretion of the bank and as customary in the bank.

7.1.5.
All the terms of the credit line including the rate and type of interests on the credit that shall be utilized in the credit line, the dates and method of payment of interest for the credit utilized of the credit line and the fees that shall be paid to the bank for the allocation of the credit line, shall be determined between the bank and the company in a separate agreement and/or a letter of undertaking which shall be signed for this purpose between the company and the bank in the wording and terms customary in the bank on the date of allocation of the credit line.

(Hereinafter: “the additional financing”).

8.	Prerequisites for provision of additional financing

8.1.
Without derogating from the generality of that stated in Section 8.3, and further to that stated therein, the company undertakes that prior to provision of the additional financing and as a condition of its provision, the following conditions shall be met:

8.1.1.	All the conditions for provision of the financing as stated in Section 6 above have been met in full and on time; and -

8.1.2.
The company shall receive from another Israeli banking corporation (hereinafter: “the additional bank”) a credit line for a sum that shall be no less than NIS 3,000,000 and for a period of no less than one year (above and hereinafter: “the credit from the additional bank”); and -

8.1.3.
Until the date of provision of the additional financing the company has not breached and/or shall not breach any of its undertakings to the bank, including those pursuant to this agreement, unless the breach was repaired to the full satisfaction of the bank.

8.2.
The bank agrees that the company shall be able to create a floating lien in favour of the additional bank which will be pari passu to the floating lien created by the company in favour of the bank as aforementioned in Section 6.1.1.1 and this subject to compliance with all the conditions determined in the conditional letter of consent for creation of a pari passu floating loan in the wording attached to this agreement as Appendix “8.2”.

8.3.
It is hereby clarified that the obligation of the bank to provide credit to the company, including the additional financing, is subject to there being no legal preclusion for doing so, including by virtue of instructions of the Bank of Israel and/or by virtue of any other authorized authority.

9.	Consequences of non-provision of the additional financing

9.1.
In the event that within a year from the date of signature on this agreement the additional financing shall not be provided to the company at all, and this for any reason whatsoever, the bank shall agree to the company’s request to cancel the floating lien in favour of the bank and this subject to compliance with all the following conditions accumulatively:

9.1.1.	All the floating liens created by the company in favour of any third parties whatsoever shall be cancelled; and -

9.1.2.
The company shall create a floating lien in favour of the bank for all the company’s stock in any shape or form and without exception, that the company owns at present or shall own in the future at any time whatsoever in any shape or form limited to the sum of NIS 15,000,000 linked to the Consumer Price Index (hereinafter: “the lien on the stock in favour of the bank”); and -

9.1.3.	Up to the date of cancellation no grounds have been established for provision of the credit provided to the company by the bank, in entirety or in part, for immediate repayment.

9.2.
It is clarified that subject to receipt of the international bank’s unconditional consent for creation of a lien on the inventory in favour of the bank, the bank agrees that the company shall be able to create a lien identical to the lien on the inventory in favour of the bank also in favour of the international bank, which will be pari passu to the lien on the inventory in favour of the bank.

9.3.
In the event that after creation of the lien on the inventory in favour of the bank, inasmuch as it shall be created, the sum of the total credit shall be reduced, as defined in Section 10.1.5 hereinafter, to an inclusive total of NIS 7,500,000, the bank will agree to increase the sum of the lien on the inventory in favour of the bank, inasmuch as it shall be created, and this for a sum that shall be no higher than double the sum of the total credit (hereinafter: “sum of the reduced lien”) and this subject to compliance with all the following conditions accumulatively:

9.3.1.	Receipt of a written request from the company;

9.3.2.	Receipt of a CPA’s confirmation of the total credit as of that date;

9.3.3.	The company has not breached any of its undertakings to the bank up to that date;

9.3.4.	Reduction of the sum of the lien on the inventory in favour of the international bank, inasmuch as it was created, to a sum that shall be no higher than the reduced lien.

9.4.
It is clarified that the company shall be able to present a request to the bank to reduce the sum of the lien on the inventory in favour of the bank as aforementioned in Section 9.3 no more than once a year.

10.	Additional undertakings

10.1.	Without derogating from that stated in Sections 6 and 8 above, and further to that stated therein, the company undertakes as follows:

10.1.1.
Apart from that stated in Sections 6.2 and 8.2 above, not to attach and not to pledge in any shape or form any right whatsoever that exists and/or shall exist in equal, earlier or later rights to the rights of the bank on the attached assets, the rights and the property by the company in favour of the bank at that time.

10.1.2.
To pay all the payments due from it to third parties in regard to the transaction, in full and on time, including payment of taxes, fees and levies to any entities whatsoever. It is clarified that nothing stated in this section shall derogate from any of the company’s rights pursuant to law and/or pursuant to the agreement.

10.1.3.	That the financing will be used solely and only for execution of the transaction.

10.1.4.
The company undertakes that starting from the date of signature on this agreement and until the obligations and undertakings of the company shall be repaid in full to the bank, including the financing and/or the additional financing, inasmuch as it shall be provided, no dividends and/or profits shall be distributed in any way whatsoever to holders of a controlling interest in the company and shall not be transferred to the holders of a controlling interest as abovementioned and/or entities affiliated with them, directly and/or indirectly, any funds whatsoever without the agreement in advance and in writing from the bank apart from salaries and management fees of a sum that shall not harm the ability of the company to fulfil all its undertakings to the bank pursuant to this agreement and pursuant to the purchase agreement, pursuant to the complementary agreement and pursuant to the land sale agreement, on time.

10.1.5.
The company undertakes that as of the date of signature on this agreement and until all the obligations and undertakings of the company to the bank shall be repaid in full, including the financing and/or the additional financing, inasmuch as it shall be provided, the inclusive sum of the balance of the inventory of the company, as it was reported in the financial reports of the company, at any time and from time to time, shall be no less at any time than a total of NIS 15,000,000 (including the value of the inventory acquired from Rabintex within the framework of the transaction) (hereinafter: “the inventory balance”). It is agreed that if the additional financing shall not be provided to the company at all, and after cancellation of the floating lien in favour of the bank, under the conditions stated in Section 9.1 above, starting from the date on which the balance of the company’s obligations and undertakings to the bank and to the international bank jointly (above and hereinafter: “the total credit sum”) shall be less than an inclusive total of NIS 7,500,000 the balance of the inventory balance shall not be less, at any time, than double the total credit sum as it shall be at that time.

10.1.6.
The company undertakes that as of the date of signature on this agreement and until all the company’s obligations and undertakings shall be repaid to the bank, including the financing and/or the additional financial, inasmuch as it shall be provided, no change shall be made to the control of the company without receipt of the bank’s consent in advance and in writing.

For the purpose of this section “change to control” means if Mr Uri Nissani shall cease holding himself directly and/or indirectly 51% of the issued and redeemed share capital (based on full dilution) of Achidatex and all of the rights attached to them;

10.1.7.
The company undertakes that it shall not assign and/or sell and/or transfer in any way whatsoever to any third party whatsoever any of its rights and obligations pursuant to the purchase agreement and/or the complementary agreement and/or pursuant to the land sale agreement without receiving the bank’s consent in advance and in writing. To avoid doubt it shall be clarified that against full repayment of the company’s obligations and undertakings pursuant to Loan B to the bank in full and on time, and subject to the company complying with the repayment of the balance of its obligations and undertakings to the bank until that time, the company shall be permitted to sell and/or attach the rights by virtue of the land sale agreement only and/or its rights to the land and this without the need to receive the bank’s consent.

10.1.8.
Against full repayment of the company’s obligations and undertakings pursuant to Loan B to the bank in full and on time, subject to the company complying with the repayment of the balance of its obligations and undertakings to the bank until that time and at the request of the company, the bank shall present to the company appropriate letters to the Registrar of Companies and the Israel Land Administration, inasmuch as they shall be required, for the purpose of removing the lien on the company’s rights by virtue of the land sale agreement and/or for the purpose of removing the lien on the company’s rights to the land, inasmuch as it shall be registered by that date.

11.	Reports

11.1.
The company declares and undertakes that for as long as it shall owe the bank any sum whatsoever, including for the financing and/or the additional financing, inasmuch as it shall be provided, it shall present to the bank the reports and the information as detailed hereinafter:

11.1.1.
No later than April 30th of each year, annual financial reports of the company, prepared according to the customary rules of accounting, as of December 31st of the previous year, whereby they are audited by the company’s external CPA;

11.1.2.
Without derogating from the aforementioned, the company declares and undertakes that for as long as it will owe the bank any sum whatsoever including for the financing and/or the additional financing, inasmuch as it shall be provided, it will present to the bank, immediately, any additional information that it shall request.

12.	Right of transfer and disclosure of information

12.1.
The bank is permitted at any time, at its sole discretion and without the need to receive the company’s consent, to transfer its rights pursuant to this agreement, or any part of them (hereinafter: “the aforementioned rights”) to any entity of the entities in Israel detailed under the definition of “investor” in the first addendum to the Securities Law, 5728-1968 and to any special purpose company established for the purpose of securitization (hereinafter: “transferee”), subject to the provisions of this section hereinafter. The company undertakes to cooperate, inasmuch as it shall be required, for the purpose of transfer of the aforementioned rights, including signature on any document that shall be required in this matter on condition that the company’s rights shall not be harmed. This on condition that the company’s rights pursuant to this agreement shall not be harmed.

12.2.
“Transfer” means – sale and/or assignment of the aforementioned rights, in entirety or in part, and in any other manner that the bank shall see fit, and by means of sale of the rights to participations in the aforementioned rights. The transfer can be made to one transferee or a number of transferees, at that same time or from time to time on condition that the company’s rights shall not be harmed.

12.3.
The bank shall be permitted, at any time, to disclose information (as defined hereinafter) in relation to the transfer of the abovementioned rights to a transferee which the bank is conducting or could conduct with negotiations for the purpose of transfer of the aforementioned rights to him (hereinafter: “a potential contractual party”). Furthermore the bank shall be permitted to disclose information to its advisors and/or on behalf of any potential contractual party and to companies engaged in credit ranking, for the purpose of ranking the rights (hereinafter: “advisors”). The disclosure of the information shall be made subject to the signature of the potential contractual party and/or the advisors on a confidentiality agreement (which protects the company’s rights to banking confidentiality), in wording that shall be customary in the bank at that time.

12.4.
“Information” means – any information found at present in the possession of the bank and/or shall be found in its possession in the future, including information transferred to the bank by the company, which at the bank’s discretion is necessary or desirable to transfer in relation to the transfer of the aforementioned rights, including information about credit, loans and any other banking service provided and/or shall be provided to the company, information about liens and securities that have been provided and/or shall be provided for their guarantee, as well as information on the company.

12.5.	The company shall not be permitted to transfer to another any right or liability in relation to this agreement, without receipt of the bank’s consent, in advance and in writing.

13.	General

13.1.
The company hereby declares and confirms that it has taken all the decisions required for the purpose of executing this agreement and that it has authorized Mr Uri Nissani (052013224) to sign in its name on this agreement and on any additional document in regard to this agreement which shall be required for the purpose of its execution and that Mr Uri Nissani’s signature together with the company’s stamp or its printed name obligates the company for all intents and purposes in relation to this agreement and any additional document in regard to this agreement which shall be required for the purpose of its execution.

13.2.
The bank’s waiver of a breach of non-compliance with one or more of the conditions of this agreement shall not be considered as justification or a pretext for a further breach or further non-compliance of any of the terms of this agreement. Without derogating from the generality of the aforementioned, no waiver, settlement or other arrangement on the part of the bank shall obligate the bank unless it is made in writing and is signed by the bank.

13.3.
It is hereby clarified, explicitly, that the undertakings detailed in this agreement do not derogate from any other and/or additional undertaking by the company to the bank and/or from any right whatsoever granted to the bank, vis-à-vis the company, pursuant to any agreements that have been signed and/or shall be signed by the company and/or pursuant to law.

13.4.
It is hereby clarified that this agreement is in addition to anything stated in other documents signed between the company and the bank and does not derogate from them, and all the bank’s rights pursuant to each of the documents signed by the company and pursuant to law are absolutely reserved.

13.5.	It is agreed that this agreement does not create rights to any third party whatsoever.

13.6.
It is hereby clarified, to avoid doubt that the company is not permitted to transfer, convert, sell, attach, assign or make any other use of its rights pursuant to this agreement without receiving the bank’s consent in advance and in writing.

13.7.
The company undertakes not to act in a fashion that could derogate or harm the guarantees or securities provided and/or that shall be provided to the bank in relation to this agreement, and that it will sign for the bank at its request, as soon as possible, on any document that shall be required in the opinion of the bank and pursuant to the provisions of this agreement in relation to the guarantees and securities noted in this agreement and shall assist the bank in realization of the guarantees and securities, inasmuch as they shall be realized, and shall do everything required for the purpose of realization and execution of this agreement and the agreements relating to it, and this without derogating from its undertakings pursuant to this agreement.

13.8.
The company hereby confirms irrevocably to the bank and the international bank to transfer between them and themselves information and data relating to it, to the liens registered in their favour on their assets (including the liens on the inventory and on the company’s rights in the land and in relation to them), including debit balances, information regarding legal proceedings and any other information, and it waives in this matter any claim to the bank and Bank Hapoalim regarding bank-customer immunity.

13.9.
A sum shall be considered to have been paid to the bank only on its receipt in practice by the bank and on condition that the bank shall not enforce its repayment to any third party whatsoever due to the provisions of the law.

13.10.
Handling fees for credit and securities – preparation of documents for the financing and/or the additional financing, inasmuch as it shall be provided, shall be imposed on the company as detailed in the documents by virtue of which the financing and/or the additional financing shall be provided, inasmuch as it shall be provided.

          And in witness we hereby put our hands on the date noted above:

Stamp:      Bank Hapoalim Ltd                                                      Stamp: Achidatex Nazareth Elite (1977) Ltd
(Signature)  (Signature)                                                                (Signature)
Bank Hapoalim Ltd                                                                Achidatex Nazareth Elite (1977) Ltd

Confirmation of Attorney

 I the undersigned Sivan Zaklis, attorney for Achidatex Nazareth Elite (1977) Ltd (Reg. No. 510752660) (hereinafter: “the company””) hereby confirm that:

1.	The company signed before me on this agreement above after I explained to them and/or their representatives the content, the nature and legal significances and they confirmed it before me.

2.
Mr Uri Nissani the above signatory in the name of company was authorized by it, pursuant to the decisions of the company’s Board of Directors which was lawfully taken and pursuant to the foundation documents of the company, to sign in its name on this agreement including the credit and loan documents that will be provided by virtue of it, and including its undertakings and declarations pursuant to it, and that his signature together with the company’s stamp obligates the company for all intents and purposes.

3.	The decisions of the Board of Directors as aforementioned were taken after the company Board of Director was lawfully convened, and there was the required legal quorum.

4.
All the decisions and approvals required, inasmuch as they were required, were lawfully taken and pursuant to the company’s documents of incorporation for the purpose of the transaction with a functionary and/or a holder of a controlling interest in regard to the association in this agreement and its execution, pursuant to Chapters 3 and 5 and Part 6 of the Companies Law, 5759-1999.

(Stamp:                 Sivan Zaklis, Adv.
License No. 58647
(Signature)
         Sivan Zaklis, Adv.